Exhibit 21
EXHIBIT “A”
COVENTRY HEALTH CARE, INC.
LIST OF SUBSIDAIRES

December 31, 2012

Wholly Owned Subsidiaries	State of Organization
Altius Health Plans Inc. (Does business as Altius)	Utah
Coventry Consumer Advantage, Inc.	Delaware
CHC Casualty Risk Retention Group, Inc.	Vermont
Coventry Financial Management Services, Inc.	Delaware
Coventry Health and Life Insurance Company	Missouri
Coventry Healthcare Management Corporation (Also does business as CHC Management Corporation and Coventry Healthcare Management Corporation of Missouri)	Delaware
Coventry Health Care of Delaware, Inc. (Also does business as Coventry Health Care of New Jersey)	Delaware
Coventry Health Care of Georgia, Inc.	Georgia
Coventry Health Care of Illinois, Inc. (formerly PersonalCare Insurance of Illinois, Inc.)	Illinois
Coventry Health Care of Iowa, Inc.	Iowa
Coventry Health Care of Kansas, Inc.	Kansas
Coventry Health Care of Louisiana, Inc.	Louisiana
Coventry Health Care of Missouri, Inc. (formerly Group Health Plan, Inc.)	Missouri
Coventry Health Care of Nebraska, Inc.	Nebraska
Coventry Health Care of Pennsylvania, Inc.	Pennsylvania
Coventry Health Care of Texas, Inc.	Texas
Coventry Health Care of the Carolinas, Inc. (formerly Carelink Health Plans, Inc.)	West Virginia
Coventry Health Care of Virginia, Inc. (formerly Southern Health Services, Inc.)	Virgina
Coventry Management Services, Inc.	Pennsylvania
Coventry Health Care National Network, Inc.	Delaware
Coventry Healthcare National Accounts, Inc.	Delaware

Coventry Health Care Workers’ Compensation, Inc. and Subsidiaries:	Delaware
Coventry Independent Medical Exams of Texas, PA	Texas
First Script Network Services, Inc.	Nevada
FOCUS Healthcare Management, Inc.	Tennessee
Medical Examinations of New York, P.C. d/b/a Coventry Independent Medical Examinations	New York
MetraComp, Inc.	Connecticut
CoventryCares of Michigan, Inc. (formerly OmniCare Health Plan, Inc.)	Michigan
Coventry Prescription Management Services, Inc.	Nevada
Coventry Transplant Network, Inc.	Delaware
First Health Group Corp. and Subsidiaries:	Delaware
Cambridge Life Insurance Company	Missouri
Claims Administration Corp.	Maryland
First Health Strategies, Inc.	Delaware
First Health Life & Health Insurance Company	Texas
Florida Collaborative for Health Care Quality, LLC and Subsidiary:	Florida
Confident Care Health Plan, Inc.	Florida
Florida Health Plan Administrators, LLC and Subsidiaries:	Florida
Coventry Summit Health Plan, Inc.	Florida
Coventry Health Plan of Florida, Inc.	Florida
Coventry Health Care of Florida, Inc.	Florida
Group Dental Services, Inc. and Subsidiary:	Maryland
Group Dental Service of Maryland, Inc.	Maryland
Group Health Plan of Delaware, LLC	Delaware
HealthAmerica Pennsylvania, Inc.	Pennsylvania
HealthAssurance Pennsylvania, Inc. (formerly Health PASS, Inc.)	Pennsylvania
HealthAssurance Financial Services, Inc.	Delaware
HealthCare USA of Missouri, LLC	Missouri
HealthCare USA of Tennessee, Inc. (formerly CHCCares, Inc.)	Tennessee

MHNet Specialty Services, LLC and Subsidiaries: (formerly, Coventry Specialty Services, LLC)	Maryland
Mental Health Associates, Inc.	Louisiana
Mental Health Network of New York, Inc.	New York
MHNet Life and Health Insurance Company	Texas
MHNet of Florida, Inc.	Florida
WellPath of South Carolina, Inc.	South Carolina

Majority Owned Subsidiaries	State of Origination
Carefree Insurance Services, Inc.	Florida
Group Dental Service, Inc.	Maryland
Group Dental Service of Maryland, Inc.	Maryland